UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

CLS Holdings USA, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation or organization)	Number)	Identification No.)

11767 South Dixie Highway, Suite 115, Miami, FL 33156

(Address of principal executive offices, including zip code)

(888) 438-9132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Amendment to Letter of Intent

As previously reported, on September 13, 2018, we entered into a non-binding letter of intent (the “CannAssist LOI”) with CannAssist, LLC, a Massachusetts limited liability company (“CannAssist”), setting forth the terms and conditions upon which we propose to form an 80/20 joint venture with CannAssist, of which we would own 80%. CannAssist plans to build out a recreationally licensed cultivation grow facility in Leicester, Massachusetts (the “Leicester Facility”). The planned Leicester Facility is in possession of its host community agreement and has applied for a recreational license and is awaiting state approval. We intend to use a portion of the net proceeds of our 2018 Convertible Debenture Offering to fund construction activities at the Leicester Facility. We have not entered into any definitive agreements regarding the transactions contemplated by the CannAssist LOI, and there is no guarantee that these transactions will close.

On November 7, 2018, we amended the CannAssist LOI to extend the termination date to January 15, 2019 and further amended it effective January 15, 2019 to extend the termination date to July 1, 2019.

Loan Transaction

On January 29, 2019, the Company made a line of credit loan to CannAssist, in the principal amount of up to $500,000, subject to the terms and conditions set forth in that certain Loan Agreement, dated as of January 29, 2019 between CannAssist as the Borrower and the Company as the Lender (the “Loan Agreement”). Any draws on the line of credit in excess of $150,000 will only be made in the sole discretion of the Company. The Loan is evidenced by a secured promissory note of CannAssist (the “Note”), which bears interest at the rate of 8% per annum and is personally guaranteed by the two equity owners of CannAssist. Assuming we proceed with the joint venture, it is contemplated that this loan will be rolled into longer term financing and the personal guarantees will be extinguished. If we do not enter into the joint venture, payments on the loan will commence on July 1, 2019 and the Note will mature on December 1, 2019.

To secure the obligations of CannAssist to the Company under the Loan Agreement and the Note, the Company and CannAssist entered into a Security Agreement dated as of January 29, 2019 (the “Security Agreement”), pursuant to which CannAssist granted to the Company a first priority lien on and security interest in all personal property of CannAssist.

The description of the Loan Agreement, the Note and the Security Agreement is qualified in its entirety by reference to the full text of these documents that have been filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Loan Agreement, dated January 29, 2019, by and between CLS Holdings USA, Inc. and CannAssist, LLC

10.2	Secured Promissory Note, dated January 29, 2019, issued by CannAssist, LLC in favor of CLS Holdings USA, Inc.

10.3	Security Agreement, dated January 29, 2019, by and between CLS Holdings USA, Inc. and CannAssist, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

 Date: February 4, 2019                                                              By: /s/ Jeffrey I. Binder

      Jeffrey I. Binder

      Chairman and CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement, dated January 29, 2019, by and between CLS Holdings USA, Inc. and CannAssist, LLC

10.2	Secured Promissory Note, dated January 29, 2019, issued by CannAssist, LLC in favor of CLS Holdings USA, Inc.

10.3	Security Agreement, dated January 29, 2019, by and between CLS Holdings USA, Inc. and CannAssist, LLC